SMSC REPORTS FISCAL 2008 RESULTS

5th Consecutive Year of Record Semiconductor Revenues

Full Year GAAP EPS $1.39, Non-GAAP EPS $1.92

Hauppauge, NY – April 17, 2008 – SMSC (Nasdaq: SMSC) today announced fourth quarter fiscal 2008 sales and revenues of $94.1 million, up 4.9% from $89.7 million in last fiscal year’s fourth quarter. Total fiscal year 2008 sales and revenues were $377.8 million, a 2.0% increase year-over-year. On a GAAP basis, for the three months ended February 29, 2008, net income was $11.7 million, an increase of 49.5% or $3.9 million from the same period last year, and net income per diluted share was $0.50. For the full fiscal year of 2008, net income was $32.9 million, a 21.8% or $5.9 million increase year-over-year, and net income per diluted share was $1.39.

SMSC also presents unaudited non-GAAP financial measures and supplemental vertical market information to provide additional insight into underlying operating performance on a comparable basis. Non-GAAP measures exclude charges and credits for stock appreciation rights (SARs) and stock options associated with the accounting pursuant to SFAS 123R, and the amortization of acquired intangible assets. On a non-GAAP basis, for the three months ended February 29, 2008, net income was $11.5 million, a 10.7% or $1.1 million increase from the same period last year, and net income per diluted share was $0.49. For the full fiscal year of 2008 net income was $45.4 million, an increase of 25.4% or $9.2 million, and net income per diluted share was $1.92.

In the fourth quarter the company revised the calculation of diluted shares outstanding for the prior three quarters which had the impact of increasing GAAP earnings per diluted share by $0.01 in the first and second fiscal quarters and non-GAAP earnings per diluted share by $0.01 in the first quarter.

Fourth quarter sales and revenues in the Consumer Electronics & Infotainment, Mobile & Desktop PC and Industrial & Other markets were $35.8 million, $39.6 million and $18.7 million respectively.

Steven J. Bilodeau, Chairman and Chief Executive Officer, said, “SMSC posted record semiconductor product revenues for the fifth consecutive year in fiscal 2008, and successfully executed on its strategy refinement, which dramatically improved profitability. Gross margins, operating margins and net income all expanded significantly, as planned, and we demonstrated the ability to generate significant cash flow. We reinvested much of this free cash flow into repurchasing shares of SMSC stock, thus reducing the year-end share count from last year.”

Mr. Bilodeau further added “Our current outlook for fiscal 2009 is that sales will grow in line with the current overall semiconductor industry average. We also anticipate another year of solid margin and profit expansion as many of our new product initiatives bear fruit.”

As a result of conditions in the credit markets which caused the majority of the Company’s investments in auction-rate securities to fail to be re-priced and re-marketed in accordance with expectations, all such investments, totaling $124.5 million were re-classified as long-term investments on the balance sheet. The Company believes it has ample short-term liquidity to satisfy operating requirements. Cash and short term investments at February 29, 2008 were $61.6 million. The sum of cash, short-term and long-term investments increased during fiscal year 2008 from $160.0 million to $186.1 million. SMSC has no bank debt, and book value per share as of February 29, 2008 was $19.12 as compared with $17.14 as of February 28, 2007.

A management teleconference to further discuss the fourth quarter and full year fiscal 2008 results and to provide greater detail regarding our business model and outlook for the first quarter is scheduled for 8:00 AM ET on April 17, 2008. First quarter fiscal 2009 sales and revenues are expected to be in the range of $90-93 million, which at the midpoint of guidance is a 12% increase year-over-year. First quarter fiscal 2009 earnings per diluted share is expected to be in the range of $0.35-0.40 on a non-GAAP basis, which at the midpoint of guidance is a 29% increase on a year-over-year basis. Guidance is presented on a non-GAAP basis only, given that the GAAP basis charges for equity-based compensation related to SARs cannot be projected reasonably. Slide presentation materials containing additional disclosure regarding results and future earnings expectations and a link to a webcast of the teleconference will be accessible from the investor relations section of SMSC’s website at www.smsc.com.

Use of Non-GAAP Financial Information:
Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain charges. In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Operations. Reconciliations of GAAP to non-GAAP measures for both the three and twelve month periods discussed herein are provided in schedules accompanying this release.

These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

Forward Looking Statements:
SMSC’s quarterly results of operations have not been audited by the Company’s independent accountants. Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, the effects of changing economic conditions domestically and internationally and on our customers; our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.

About SMSC:
Many of the world’s most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC’s application focus targets key vertical markets including consumer electronics, automotive infotainment, PC and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal system controllers, non-PCI Ethernet, ARCNET, MOST® and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

SMSC is a registered trademark of Standard Microsystems Corporation.

Contact:
Carolynne Borders
Director of Corporate Communications
Phone: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	February 29 and 28,		February 29 and 28,
	2008	2007	2008	2007
Sales and revenues	$94,103	$89,723	$377,849	$370,594
Costs and expenses:
Costs of goods sold	44,896	44,272	181,067	193,497
Research and development	16,909	16,710	71,660	66,585
Amortization of intangible assets	1,720	1,612	6,707	6,364
Selling, general and administrative	18,167	20,689	80,767	73,821

Income from operations	12,411	6,440	37,648	30,327
Interest income	2,393	1,214	7,499	4,695
Interest expense	(43)	(108)	(315)	(306)
Other expense, net	(215)	600	(1,494)	561

Income before provision for income taxes	14,546	8,146	43,338	35,277
Provision for income taxes	2,831	310	10,432	8,262

Net income	$11,715	$7,836	$32,906	$27,015

Basic net income per share:	$0.52	$0.35	$1.44	$1.22

Diluted net income per share:	$0.50	$0.33	$1.39	$1.16

Weighted average common shares outstanding:
Basic	22,747	22,500	22,897	22,097
Diluted	23,407	23,634	23,623	23,259

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	February 29,	February 28,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$61,641	$36,255
Short-term investments	—	123,768
Accounts receivable, net	52,877	48,014
Inventories	58,885	50,873
Deferred income taxes	17,528	19,312
Other current assets	8,566	8,751

Total current assets	199,497	286,973

Property, plant and equipment, net	60,547	58,020
Goodwill	105,463	98,259
Intangible assets, net	36,930	40,256
Deferred income taxes	9,283	7,094
Long-term investments	124,469	—
Other assets	3,287	3,037

Total assets	$539,476	$493,639

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$31,069	$25,617
Deferred income on shipments to distributors	20,766	12,752
Accrued expenses, income taxes and other liabilities	28,079	36,378

Total current liabilities	79,914	74,747

Deferred income taxes	7,928	10,100
Other liabilities	15,992	16,850

Shareholders’ equity:
Preferred stock	—	—
Common stock	2,619	2,511
Additional paid-in capital	312,499	276,701
Retained earnings	174,051	139,657
Treasury stock, at cost	(72,652)	(32,038)
Accumulated other comprehensive income	19,125	5,111

Total shareholders’ equity	435,642	391,942

Total liabilities and shareholders’ equity	$539,476	$493,639

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three Months Ended February 29 and 28,
	2008	2007
Income from operations – GAAP basis (a)	$12,411	$6,440
Non-GAAP adjustments:
Stock-based compensation included in: (b)
Costs of goods sold	(160)	102
Research and development	(487)	867
Selling, general and administrative	(1,390)	889

	(2,037)	1,858
Amortization of intangible assets (c)	1,720	1,612

Income from operations – non-GAAP basis (d)	$12,094	$9,910

Net income – GAAP basis	$11,715	$7,836
Non-GAAP adjustments (as scheduled above)	(317)	3,470
Tax effect of non-GAAP adjustments (e)	114	(910)

Net income – non-GAAP basis	$11,512	$10,396

GAAP Net income per share – diluted	$0.50	$0.33

Non-GAAP Net income per share – diluted (f)	$0.49	$0.44

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) 13.2% and 7.2% of total sales and revenues, respectively.

(b)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $558k and $273k, in the three month periods ended February 29, 2008 and February 28, 2007, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2006 acquisition of OASIS and the fiscal 2003 acquisition of Gain Technology Corporation.

(d)	12.9% and 11.0% of total sales and revenues, respectively.

(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above, based on applicable incremental tax rates.

(f)	Computed using average number of GAAP-equivalent diluted shares outstanding for each period presented.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Twelve Months Ended February 29 and 28,
	2008	2007
Income from operations – GAAP basis (a)	$37,648	$30,327
Non-GAAP adjustments:
Stock-based compensation included in: (b)
Costs of goods sold	1,198	357
Research and development	5,903	3,249
Selling, general and administrative	5,728	3,288

	12,829	6,984
Amortization of intangible assets (c)	6,707	6,364

Income from operations – non-GAAP basis (d)	$57,184	$43,585

Net income – GAAP basis	$32,906	$27,015
Non-GAAP adjustments (as scheduled above)	19,536	13,258
Tax effect of non-GAAP adjustments (e)	(7,033)	(4,065)

Net income – non-GAAP basis	$45,409	$36,208

GAAP Net income per share – diluted	$1.39	$1.16

Non-GAAP Net income per share – diluted (f)	$1.92	$1.56

Management believes that non-GAAP financial measures assist it in evaluating operational trends, financial performance, and cash generating capacity, and that these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

(a) 10.0% and 8.2% of total sales and revenues, respectively.

(b)	To eliminate compensation expense for Stock Appreciation Rights (“SARs”) and stock options as recorded under GAAP applicable in each period presented. Cash paid in connection with exercises of SARs totaled $6,593K and $3,356k, in the twelve month periods ended February 29, 2008 and February 28, 2007, respectively. The Company does not include charges related to restricted stock awards in these non-GAAP adjustments, as they are issued primarily in connection with the Company’s annual employee incentive compensation program

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2006 acquisition of OASIS and the fiscal 2003 acquisition of Gain Technology Corporation.

(d)	15.1% and 11.8% of total sales and revenues, respectively.

(e)	To adjust the provision for income taxes related to the adjustments described in notes (b) and (c) above, based on applicable incremental tax rates.

(f)	Computed using average number of GAAP-equivalent diluted shares outstanding for each period presented.